SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Crystal Decisions, Inc. (Name of Registrant as Specified In Its Charter)

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Filed by Crystal Decisions, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Commission File No.: 333-108400

     This filing relates to the proposed acquisition by Business Objects S.A., a société anonyme organized under the laws of the Republic of France (“Business Objects”), of Crystal Decisions, Inc., a Delaware corporation (“Crystal Decisions”).

     On July 18, 2003, as amended on August 29, 2003, Business Objects, Borg Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Business Objects (“Merger Sub 1”), Business Objects Americas (as assignee of Borg Merger Sub II, Inc. a Delaware corporation and wholly-owned subsidiary of Business Objects (“Merger Sub 2”)), a Delaware corporation and wholly-owned subsidiary of Business Objects (“BOA”), Borg Merger Sub III, Inc., a Delaware corporation and wholly-owned subsidiary of Business Objects (“Merger Sub 3”), Seagate Software (Cayman) Holdings, an exempted company incorporated in the Cayman Islands with limited liability (together with any successor by deregistration or domestication, “HoldCo”), and Crystal Decisions entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, (i) Merger Sub 1 will merge with and into HoldCo (the “HoldCo Merger”), (ii) immediately following the HoldCo Merger, the surviving corporation of the HoldCo Merger will merge with and into BOA (the “Second HoldCo Merger”), (iii) immediately following the Second HoldCo Merger, Merger Sub 3 will merge with and into Crystal Decisions (the “Crystal Merger”), and (iv) immediately following the Crystal Merger, the surviving corporation of the Crystal Merger will merge with and into the surviving corporation of the Second HoldCo Merger (the “Second Crystal Merger,” and together with the HoldCo Merger, the Second HoldCo Merger and Crystal Merger, the “Mergers”).

     On October 15, 2003, New SAC, an exempted company incorporated in the Cayman Islands with limited liability (“New SAC”), transferred 100 shares of common stock of HoldCo, representing 5% of the outstanding voting stock of HoldCo, to CB Cayman, an exempted company incorporated in the Cayman Islands with limited liability and wholly-owned subsidiary of New SAC (“CB Cayman”) (the “Transfer”). Prior to October 15, 2003, New SAC was the sole stockholder of HoldCo.

     In connection with the Transfer, Business Objects, New SAC, CB Cayman and certain shareholders of New SAC entered into an amended and restated stockholders agreement, dated as of October 15, 2003 (the “Amended Stockholders Agreement”), which will become effective upon the completion of the Mergers. The Amended Stockholders Agreement is on file with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Current Report on Form 8-K, filed by Crystal Decisions on October 17, 2003, and is incorporated by reference into this filing.

     In connection with the execution of the Transfer, Business Objects, Merger Sub 1, BOA, Merger Sub 3, Merger Sub 2 and CB Cayman, entered into a support agreement, dated as of October

15, 2003 (the “Support Agreement”). The Support Agreement is on file with the SEC as an exhibit to the Current Report on Form 8-K, filed by Crystal Decisions on October 17, 2003, and is incorporated by reference into this filing.

Additional Information About the Proposed Acquisition and Where to Find It

On August 29, 2003, Business Objects filed a registration statement with the SEC containing Business Objects’ and Crystal Decisions’ proxy statement/prospectus/information statement regarding the proposed acquisition of Crystal Decisions by Business Objects. Investors and security holders of Business Objects and Crystal Decisions are urged to read the proxy statement/prospectus/information statement filed with the SEC on August 29, 2003, the definitive proxy statement/prospectus/information statement when it becomes available and any other relevant materials filed by Business Objects or Crystal Decisions with the SEC because they contain, or will contain, important information about Business Objects, Crystal Decisions and the proposed acquisition. The definitive proxy statement/prospectus/information statement will be mailed to the security holders of Business Objects and Crystal Decisions. The proxy statement/prospectus/information statement filed with the SEC on August 29, 2003, the definitive proxy statement/prospectus/information statement and other relevant materials (when they become available), and any other documents filed by Business Objects or Crystal Decisions with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Business Objects by contacting Business Objects Investor Relations, 3030 Orchard Parkway, San Jose, California, 95134, 408-953-6000. Investors and security holders may obtain free copies of the documents filed with the SEC by Crystal Decisions by contacting Crystal Decisions Investor Relations, 895 Emerson Street, Palo Alto, California, 94301, 800-877-2340. Investors and security holders of Business Objects are urged to read the definitive proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting decision with respect to the proposed acquisition.